Exhibit 99.1

Live Ventures Incorporated Announces Closing of $60M Acquisition Backed by Texas Capital Bancshares and Capitala Group

Company Anticipates Net Income to Increase by $12M-$14M ($0.72 to $0.84 per share) Annually as it Acquires 100 Percent of 36-Year-Old Entertainment Retailer, Vintage Stock, Inc.

LAS VEGAS, NOVEMBER 7, 2016 – Live Ventures Incorporated (Nasdaq: LIVE) (“Live Ventures” or the “Company”), a diversified holding company, today announced it has acquired 100% of the outstanding stock of entertainment retailer, Vintage Stock, Inc., in a cash and debt transaction valued at approximately $60M. The acquisition was financed by Texas Capital Bank (NASDAQ: TCBI) and Capitala Group (NASDAQ: CPTA). Live Ventures did not issue any stock or convertible securities in connection with this transaction. As a result of this highly accretive acquisition, management expects Live Ventures’ assets to increase to over $100M, annual sales to increase to $160M and net income to increase to $20M ($1.21 per share).

Vintage Stock, along with its sub-brands, VStock, Movie Trading Company, and EntertainMart, is a Joplin, Missouri-based retail chain that buys, sells and trades entertainment products. Its product offerings include movies, music, video games for multiple consoles, as well as books, trading and game cards and collectables, including comic books, movie memorabilia, toys and novelties. The company operates 57 stores across 10 states and employs about 900 people. The acquisition increases Live Ventures’ total employee count to about 1,200.

“Vintage Stock has proven quarter after quarter that it matches precisely our criteria for acquisition: very consistent and stable earnings over the past several years, an easy to understand business model, and a stellar management team. As a result of this highly accretive acquisition, we expect our financials to continue to improve significantly. This acquisition marks $100M in deals since we changed LiveDeal into a diversified holding company just last year,” said Jon Isaac, CEO of Live Ventures Incorporated. “Vintage Stock’s CEO, Rodney Spriggs, is truly a one-of-a-kind executive who has achieved tremendous success creating a unique and highly-profitable business model and expanding it systematically since the company’s humble beginnings in 1980 as a used bookstore. We are proud to welcome Vintage Stock and its approximately 900 employees to the Live Ventures family.”

In its most recent audited report, Vintage Stock generated approximately $13.5M (audited) in pre-tax income, while achieving up to an 80 percent gross profit margin on some of its products. Management expects 2017 to be even better as a result of new store openings. The current management team, led by Mr. Spriggs, will remain in place.

“Joining the Live Ventures family is a tremendous opportunity to continue to expand on a business model that has brought us tremendous success thus far, while enjoying the additional support of a larger conglomerate to support our growth,” said Mr. Spriggs. “We look forward to our continued mutual success.”

The acquisition was financed by Capitala Group, a Charlotte-based provider of capital to lower and traditional middle-market companies, and Texas Capital Bancshares, Inc. (Nasdaq: TCBI), the parent company of Texas Capital Bank, a $2.6 Billion bank recognized as one of Forbes Best Banks in America.

Keith Cargill, President and CEO of Texas Capital Bank said: “We are excited about the future of our client, Live Ventures, and the opportunity to serve it with our extraordinary people, culture and financial strength.”

“Through Capitala Group’s unique structuring capabilities, we are able to offer creative financing solutions to our partners,” said Joe Alala, Chairman and CEO of Capitala Group. “We are pleased to have led the financing for this transaction, and we’re excited to have Live Ventures as a new partner.”

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About Live Ventures Incorporated
Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. The Company operates a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In addition, it maintains, through its subsidiary, ModernEveryday, an online consumer products retailer and, through its subsidiary, Marquis Industries, a specialty, high-performance yarns manufacturer, hard-surfaces re-seller, which is a top-10 high-end residential carpet manufacturer in the United States. Marquis Industries, through its A-O Division, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry.  Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry.

About Vintage Stock, Inc.
Vintage Stock, Inc. is an award-winning entertainment retailer celebrating its 36th year in operation. The retail chain has grown from 5 stores to 57 in 10 states in the Midwest region, including the Kansas City metro, Wichita metro, Tulsa metro, Oklahoma City metro, Dallas metro, St Louis metro & the cities of Springfield and Joplin Missouri. With many stores measuring 20,000 to 40,000 square feet featuring product including movies, classic and new video games, music, collectible comics and toys, and the ability to special order and ship product worldwide to the customer’s doorstep, Vintage Stock is America’s largest entertainment superstore chain. Vintage Stock is headquartered in Joplin with offices in Dallas.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (Nasdaq: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

About Capitala Group

Capitala Group is a leading provider of capital to lower and traditional middle market companies, through its family of credit focused funds. Since 1998, Capitala Group's managed funds have participated in over 133 transactions, representing over $1.2 billion of investments in a variety of industries throughout North America. Capitala Group manages both public capital (Capitala Finance Corp.) (Nasdaq: CPTA) and private capital (Capitala Private Credit Fund V, L.P. and CapitalSouth SBIC Fund IV, L.P.) for institutional and individual investors, and seeks to partner with strong management teams to create value and serve as long term partners.  For more information, please visit www.CapitalaGroup.com.

Forward-Looking and Cautionary Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures Incorporated may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2016, most recent Form 10-Q, and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Tim Matula, investor relations

425-836-9035

press@livedeal.com

http://live-ventures.com

Source: Live Ventures Incorporated

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